Exhibit (d)(1)(b)

Transamerica Series Trust

Management Agreement

Transamerica Asset Management, Inc.

Schedule A

May 1, 2016

Fund	Management Fee

Transamerica AB Dynamic Allocation VP	0.78% of the first $250 million 0.73% in excess of $250 million

Transamerica Aegon High Yield Bond VP	0.58% of the first $1.25 billion 0.555% over $1.25 billion to $2 billion 0.53% in excess of $2 billion

Transamerica Aegon Money Market VP	0.38%

Transamerica Aegon U.S. Government Securities VP	0.58%

Transamerica American Funds Managed Risk VP	0.53% of the first $5 billion 0.52% over $5 billion up to $10 billion 0.46% in excess of $10 billion

Transamerica Asset Allocation – Conservative VP	0.1225% of the first $10 billion 0.1125% in excess of $10 billion

Transamerica Asset Allocation – Growth VP	0.1225% of the first $10 billion 0.1125% in excess of $10 billion

Transamerica Asset Allocation – Moderate Growth VP	0.1225% of the first $10 billion 0.1125% in excess of $10 billion

Transamerica Asset Allocation – Moderate VP	0.1225% of the first $10 billion 0.1125% in excess of $10 billion

Transamerica Barrow Hanley Dividend Focused VP	0.78% of the first $200 million 0.68% over $200 million up to $500 million 0.63% in excess of $500 million

Transamerica BlackRock Equity Smart Beta 100 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion

Transamerica BlackRock Global Allocation VP	0.71% of the first $5 billion 0.70% in excess of $5 billion

Transamerica BlackRock Global Allocation Managed Risk – Balanced VP	0.28% of the first $5 billion 0.27% over $5 billion up to $10 billion 0.22% in excess of $10 billion

Transamerica BlackRock Global Allocation Managed Risk – Growth VP	0.30% of the first $5 billion 0.29% over $5 billion up to $10 billion 0.24% in excess of $10 billion

Transamerica BlackRock Smart Beta 50 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion

Transamerica BlackRock Smart Beta 75 VP	0.30% of the first $1 billion 0.28% in excess of $1 billion

Fund	Management Fee

Transamerica BlackRock Tactical Allocation VP	0.13% of the first $1 billion 0.11% in excess of $1 billion

Transamerica Clarion Global Real Estate Securities VP	0.83% of the first $250 million 0.805% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.68% in excess of $1 billion

Transamerica International Moderate Growth VP	0.1225% of the first $10 billion 0.1125% in excess of $10 billion

Transamerica Janus Balanced VP	0.76% of the first $250 million 0.73% over $250 million up to $500 million 0.705 over $500 million up to $1 billion 0.68% in excess of $1 billion

Transamerica Janus Mid-Cap Growth VP	0.805% of the first $500 million 0.77% over $500 million up to $1 billion 0.75% in excess of $1 billion

Transamerica Jennison Growth VP	0.83% of the first $250 million 0.78% over $250 million up to $500 million 0.73% over $500 million up to $1 billion 0.63% in excess of $1 billion

Transamerica JPMorgan Core Bond VP	0.48% of the first $750 million 0.43% over $750 million up to $1 billion 0.405% in excess of $1 billion

Transamerica JPMorgan Enhanced Index VP	0.77% of the first $750 million 0.72% over $750 million up to $1 billion 0.68% in excess of $1 billion

Transamerica JPMorgan Mid Cap Value VP	0.88% up to $100 million 0.83% in excess of $100 million

Transamerica JPMorgan Tactical Allocation VP	0.73% of the first $500 million 0.705% over $500 million up to $750 million 0.68% in excess of $750 million

Transamerica Legg Mason Dynamic Allocation – Balanced VP	0.61% of the first $350 million 0.59% over $350 million up to $750 million 0.56% over $750 million up to $1.5 billion 0.54% in excess of $1.5 billion

Transamerica Legg Mason Dynamic Allocation – Growth VP	0.63% of the first $250 million 0.60% over $250 million up to $750 million 0.57% over $750 million up to $1 billion 0.56% over $1 billion up to $1.5 billion 0.55% over $1.5 billion

Transamerica Madison Balanced Allocation VP	0.18%

Transamerica Madison Conservative Allocation VP	0.18%

Transamerica Madison Diversified Income VP	0.78%

Transamerica Managed Risk – Balanced ETF VP	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million

Fund	Management Fee

Transamerica Managed Risk – Conservative ETF VP	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million

Transamerica Managed Risk – Growth ETF VP	0.34% of the first $50 million 0.32% over $50 million up to $250 million 0.30% in excess of $250 million

Transamerica Market Participation Strategy VP	0.68% of the first $500 million 0.65% over $500 million up to $1 billion 0.62% over $1 billion up to $1.5 billion 0.60% over $1.5 billion

Transamerica MFS International Equity VP	0.93% of the first $250 million 0.905% over $250 million up to $500 million 0.88% over $500 million up to $1 billion 0.83% in excess of $1 billion

Transamerica Morgan Stanley Capital Growth VP	0.83% of the first $500 million 0.705% in excess of $500 million

Transamerica Multi-Managed Balanced VP	0.68% of the first $1 billion 0.63% in excess of $1 billion

Transamerica Multi-Manager Alternative Strategies VP	0.2225% of the first $500 million 0.2125% over $500 million up to $1 billion 0.2025% in excess of $1 billion

Transamerica PIMCO Tactical – Balanced VP	0.81% of the first $250 million 0.80% over $250 million up to $750 million 0.79% over $750 million up to $1.5 billion 0.76% in excess of $1.5 billion

Transamerica PIMCO Tactical – Conservative VP	0.79% of the first $750 million 0.78% over $750 million up to $1.5 billion 0.75% in excess of $1.5 billion

Transamerica PIMCO Tactical – Growth VP	0.82% of the first $250 million 0.81% over $250 million up to $750 million 0.79% over $750 million up to $1.5 billion 0.76% in excess of $1.5 billion

Transamerica PIMCO Total Return VP	0.68% of the first $250 million
0.67% over $250 million up to $500 million
0.66% over $500 million up to $750 million
0.63% over $750 million up to $1 billion
0.60% over $1 billion up to $3 billion
0.57% in excess of $3 billion

Transamerica PineBridge Inflation Opportunities VP	0.58% of the first $200 million 0.57% over $200 million up to $500 million 0.54% in excess of $500 million

Transamerica ProFund UltraBear VP	0.88% of the first $250 million 0.83% over $250 million up to $750 million 0.78% in excess of $750 million

Fund	Management Fee

Transamerica QS Investors Active Asset Allocation – Conservative VP	0.58% of the first $50 million
0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion

Transamerica QS Investors Active Asset Allocation – Moderate Growth VP	0.58% of the first $50 million
0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion

Transamerica QS Investors Active Asset Allocation – Moderate VP	0.58% of the first $50 million
0.56% over $50 million up to $250 million
0.54% over $250 million up to $1 billion
0.52% over $1 billion up to $1.5 billion
0.51% over $1.5 billion up to $2.5 billion
0.50% in excess of $2.5 billion

Transamerica Systematic Small/Mid Cap Value VP	0.83% of the first $500 million 0.78% in excess of $500 million

Transamerica T. Rowe Price Small Cap VP	0.78%

Transamerica Torray Concentrated Growth VP	0.68% of the first $650 million 0.66% over $650 million up to $1.15 billion 0.605% in excess of $1.15 billion

Transamerica TS&W International Equity VP	0.77% of the first $500 million 0.75 over $500 million up to $1 billion 0.72% over $1 billion up to $2 billion 0.69% in excess of $2 billion

Transamerica Voya Limited Maturity Bond VP	0.53% of the first $250 million 0.505% over $250 million up to $1 billion 0.49% in excess of $1 billion

Transamerica Voya Mid Cap Opportunities VP	0.86% of the first $100 million 0.845% over $100 million up to $1 billion 0.83% in excess of $1 billion

Transamerica WMC US Growth VP	0.73% of the first $150 million
0.70% over $150 million up to $650 million
0.68% over $650 million up to $1.15 billion
0.655% over $1.15 billion up to $2 billion
0.64% over $2 billion up to $3 billion
0.63% over $3 billion up to $4 billion
0.61% in excess of $4 billion

Transamerica WMC US Growth II VP	0.33%

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